Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements Nos. 333-276430 and 333-276597 on Form F-1 of our report dated April 30, 2024 relating to the consolidated financial statements of C3is Inc., appearing in the Annual Report on Form 20-F of C3is Inc. for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

December 10, 2024